UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

March 16, 2023

Date of Report (Date of earliest event reported)

TOPGOLF CALLAWAY BRANDS CORP.

(Exact name of registrant as specified in its charter)

DELAWARE	1-10962	95-3797580
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2180 RUTHERFORD ROAD, CARLSBAD, CALIFORNIA	92008-7328
(Address of principal executive offices)	(Zip Code)

(760) 931-1771

Registrant’s telephone number, including area code

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	MODG	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.

Amended and Restated ABL Loan Agreement

As previously disclosed, on May 17, 2019, Topgolf Callaway Brands Corp. (the “Company”) and certain of its subsidiaries entered into a Fourth Amended and Restated Loan and Security Agreement with the lenders party thereto from time to time and Bank of America, N.A. (“Bank of America”), as administrative agent and as security trustee for such lenders (as amended, restated, supplemented or otherwise modified from time to time prior to the Closing Date (as defined below), the “Existing ABL Agreement”).

On March 16, 2023 (the “Closing Date”), the Company and certain of its subsidiaries entered into a Fifth Amended and Restated Loan and Security Agreement (the “New ABL Agreement”), by and among the Company, Callaway Golf Sales Company, a California corporation (“Callaway Sales”), Callaway Golf Ball Operations, Inc., a Delaware corporation (“Callaway Operations”), Ogio International, Inc., a Utah corporation (“Ogio”), travisMathew, LLC, a California limited liability company (“travisMathew”), Jack Wolfskin North America, Inc., a Delaware corporation (“Domestic Jack Wolfskin”), Top Golf USA Inc., a Delaware corporation (“Topgolf USA” and together with the Company, Callaway Sales, Callaway Operations, Ogio, travisMathew and Domestic Jack Wolfskin, collectively, the “U.S. Borrowers”), Callaway Golf Canada Ltd., a Canada corporation (“Canadian Borrower”), JACK WOLFSKIN AUSRÜSTUNG FÜR DRAUSSEN GMBH & CO. KGAA, a partnership limited by shares (Kommanditgesellschaft auf Aktien) under the laws of the Federal Republic of Germany (the “German Borrower”), Callaway Golf Europe Ltd., a company incorporated under the laws of England and Wales (the “U.K. Borrower”), Callaway Golf EU B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid), incorporated under the laws of the Netherlands (the “Dutch Borrower” and, together with the U.S. Borrowers, the Canadian Borrower, the German Borrower, the U.K. Borrower and certain other subsidiaries of the Company party thereto from time to time as borrowers, collectively, the “ABL Borrowers”), certain other subsidiaries of the Company party thereto from time to time as guarantors (the “ABL Guarantors” and, together with the ABL Borrowers, collectively, the “ABL Obligors”), the financial institutions party thereto from time to time as lenders (the “ABL Lenders”) and Bank of America, as administrative agent and as security trustee for the ABL Lenders, which New ABL Agreement amends and restates the Existing ABL Agreement in its entirety.

The New ABL Agreement provides for senior secured asset-based revolving credit facilities (the “ABL Facility”) in an aggregate principal amount of up to $525 million, consisting of (a) a U.S. facility in an aggregate principal amount of up to $440 million (the “U.S. Facility”) (of which $40 million is available for letters of credit), (b) a Canadian facility in an aggregate principal amount of up to $5 million (the “Canadian Facility”) (of which $5 million is available for letters of credit), (c) a German facility in an aggregate principal amount of up to $60 million (the “German Facility”) (of which $2 million is available for letters of credit) and (d) a U.K./Dutch facility in an aggregate principal amount of up to $20 million (the “U.K./Dutch Facility”) (of which $2 million is available for letters of credit), in each case subject to borrowing base availability under the applicable facility and in each case subject to reallocation of such amounts between jurisdictions in accordance with the terms of the New ABL Agreement.

The interest rate applicable from time to time to outstanding loans under the ABL Facility will be, at the Company’s option, a rate per annum equal to:

(a) a base rate for loans under the U.S. Facility equal to the sum of (i) the greater of (A) the prime rate announced by Bank of America from time to time, (B) the federal funds rate, plus 0.50% and (C) Term SOFR (as defined below) for a 30-day interest period, plus 1% (and subject to a 1% floor), plus (ii) an applicable margin ranging from 0.25% to 0.75% depending on the Company’s “availability ratio” (as defined below);

(b) a prime rate for U.S. dollar-denominated loans under the Canadian Facility equal to the sum of (i) the greater of (A) the prime rate announced by Bank of America (Canada) from time to time and (B) the Canadian BA Rate (as defined below) for a one-month interest period, plus 1% (and subject to a 0% floor), plus (ii) an applicable margin ranging from 0.25% to 0.75% depending on the Company’s “availability ratio”;

(c) a base rate for Canadian dollar-denominated loans under the Canadian Facility equal to the sum of (i) the greater of (A) the base rate announced by Bank of America (Canada) in Toronto, Ontario from time to time, (B) the federal funds rate, plus 0.50% and (C) Term SOFR for a 30-day interest period, plus 1% (and subject to a 0% floor), plus (ii) an applicable margin ranging from 0.25% to 0.75% depending on the Company’s “availability ratio”;

(d) a base rate for loans under the U.K./Dutch Facility or the German Facility equal to (i) the base rate announced by the local branch of Bank of America in the jurisdiction in which such currency is funded as its “base rate” with respect to such currency, plus (ii) an applicable margin ranging from 1.25% to 1.75% depending on the Company’s “availability ratio”;

(e) a term SOFR-based rate (“Term SOFR”) for U.S. dollar-denominated loans under the ABL facility (subject to a 0% floor), plus an applicable margin ranging from 1.25% to 1.75% depending on the Company’s “availability ratio”, plus a 0.10% credit spread adjustment;

(f) a CDOR-based rate (the “Canadian BA Rate”) for Canadian dollar-denominated loans under the Canadian Facility equal to the sum of (i) the average rate applicable to Canadian Dollar bankers’ acceptance for a comparable term, as displayed on the Refinitiv Canadian Dollar Offered Rate (CDOR) Page (and subject to a 0% floor), plus (ii) an applicable margin ranging from 1.25% to 1.75% depending on the Company’s “availability ratio”;

(g) a EURIBOR-based rate for Euro-denominated loans under the U.K./Dutch Facility or German Facility (subject to a 0% floor), plus (ii) an applicable margin ranging from 1.25% to 1.75% depending on the Company’s “availability ratio”;

(h) a SONIA-based rate for British Pound-denominated loans under the U.K./Dutch Facility or the German Facility (subject to a 0% floor), plus (ii) an applicable margin ranging from 1.25% to 1.75% depending on the Company’s “availability ratio”, plus a 0.0326% per annum credit spread adjustment; or

(i) a SARON-based rate for Swiss Franc-denominated loans under the German Facility (subject to a 0% floor), plus (ii) an applicable margin ranging from 1.25% to 1.75% depending on the Company’s “availability ratio”, plus a -0.0571% credit spread adjustment.

The Company’s “availability ratio” is the ratio, expressed as a percentage, of (a) the average daily availability under the ABL Facility to (b) the sum of the Canadian, German, U.K./Dutch and U.S. borrowing bases, as adjusted.

The borrowing base under the ABL Facility includes components based on certain eligible accounts receivable, inventory, pledged cash, Toptracer bays, intellectual property and real estate (initially limited to the Company’s principal executive offices, located at 2180 Rutherford Road in Carlsbad, California) of the ABL Obligors, subject to certain limitations, reserves and eligibility criteria. All applicable margins under the ABL Facility will be increased by 0.25% if any availability under the U.S. borrowing base consists of either intellectual property or real estate collateral.

The real estate component of the borrowing base under the ABL Facility amortizes, beginning at the lesser of (a) 80% of the fair market value of eligible real estate and (b) $33,120,000 (with such fixed amount reducing quarterly by $552,000, beginning on July 1, 2023).

In addition, the New ABL Agreement provides for a monthly fee of 0.25% on the unused portion of the ABL Facility.

Amounts borrowed under the ABL Facility may be repaid and reborrowed from time to time. The entire outstanding principal amount (if any) of the ABL Facility is due and payable at maturity of the ABL Facility on March 16, 2028.

The New ABL Agreement provides that the Company has the right at any time to request up to $150.0 million of incremental commitments under the U.S. Facility. The ABL Lenders are not obliged to provide any such incremental commitments and any such increase in commitments will be subject to certain other customary conditions precedent. The Company’s ability to obtain extensions of credit under these incremental commitments is also subject to the same conditions as extensions of credit under the ABL Facility.

The New ABL Agreement contains customary representations and warranties and customary affirmative and negative covenants, including, among other things, restrictions on incurrence of additional debt, liens, dividends and other restricted payments, asset sales, investments, mergers, acquisitions and affiliate transactions. Events of default permitting acceleration under the New ABL Agreement include, among others, nonpayment of principal or interest, covenant defaults, material breaches of representations and warranties, bankruptcy and insolvency events, certain cross defaults or a change of control.

The Company will be subject to compliance with a fixed charge coverage ratio covenant of at least 1.00:1.00 during, and continuing 30 days after, any period in which: (1) the sum of (a) availability under the Canadian Facility, plus (b) availability under the German Facility, plus (c) availability under the U.K./Dutch Facility, plus (d) availability under the U.S. Facility, minus (e) trade payables of borrowers and guarantors that are more than 60 days past due and book overdrafts of the ABL Borrowers and the ABL Guarantors in excess of historical practices; is less than (2) 10% of the maximum aggregate principal amount of the ABL Facility, as adjusted.

All obligations of the U.S. Borrowers under the ABL Facility (the “U.S. Obligations”) are jointly and severally guaranteed by the other U.S. Borrowers and the U.S. domestic subsidiaries of the Company that are ABL Guarantors (the “U.S. Guarantors”). All obligations of the Canadian Borrower under the ABL Facility (the “Canadian Obligations”) are jointly and severally guaranteed by the other ABL Obligors. All obligations of the German Borrower under the ABL Facility (the “German Obligations”) are jointly and severally guaranteed by the other ABL Obligors. All obligations of the U.K. Borrower and the Dutch Borrower under the ABL Facility (the “U.K./Dutch Obligations”) are jointly and severally guaranteed by the other ABL Obligors. The U.S. Obligations and guaranties thereof are secured by a security interest in (i) substantially all personal assets, including inventory, accounts receivable and intellectual property and (ii) certain eligible real estate of the U.S. Borrowers and the U.S. Guarantors, in each case, subject to certain customary exceptions. The Canadian Obligations, German Obligations, U.K./Dutch Obligations and guaranties thereof are secured by a security interest in (i) substantially all personal assets, including inventory, accounts receivable and intellectual property and (ii) certain eligible real estate, of the ABL Borrowers and the ABL Guarantors, in each case, subject to certain customary exceptions. Any future wholly-owned U.S. domestic subsidiaries, subject to certain customary exceptions and materiality thresholds, will be required to guarantee the U.S. Obligations, Canadian Obligations, German Obligations and U.K./Dutch Obligations and to secure such guarantee with the same types of assets. Any future wholly-owned Canadian subsidiaries, Dutch subsidiaries, German subsidiaries and U.K. subsidiaries, in each case, subject to certain customary exceptions and materiality thresholds, will be required to guarantee the Canadian Obligations, German Obligations and U.K./Dutch Obligations, and to secure such guarantee with the same types of assets. The priority of the security interest of the Term Lenders (as defined below) and the ABL Lenders in their shared collateral is subject to the terms of a customary intercreditor agreement.

The foregoing description of the New ABL Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the New ABL Agreement, a copy of which is expected to be filed as an exhibit to our Quarterly Report on Form 10-Q for the quarter ending March 31, 2023.

Term Loan Credit Agreement

As previously disclosed, on January 4, 2019, the Company was party to a credit agreement (as amended, restated, amended and restated, supplemented and otherwise modified from time to time prior to the Closing Date, the “Topgolf Callaway Brands Term Loan Agreement”), with Bank of America, as administrative agent, and the financial institutions party thereto from time to time as lenders.

As previously disclosed, Topgolf International, Inc. a Delaware corporation and wholly-owned subsidiary of the Company (“Topgolf”), was party to an amended and restated credit agreement, dated as of February 8, 2019 (as amended, restated, amended and restated, supplemented and otherwise modified from time to time prior to the Closing Date, the “Topgolf Credit Agreement”), by and among Topgolf, as the borrower, the lenders party thereto from time to time, and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent.

On the Closing Date, the Company entered into a Credit Agreement (the “New Term Loan Agreement”), by and among the Company, the lenders party thereto from time to time (the “Term Lenders”) and Bank of America, as administrative agent and collateral agent for the Term Lenders.

The New Term Loan Agreement provides for a senior secured term loan B facility (the “Term Loan Facility”) in aggregate principal amount of $1,250 million (the “Term Loans”), which was issued less $12.5 million of original issue discount. The proceeds of the Term Loans will be used for working capital and other general corporate purposes of the Company and its subsidiaries, including on the Closing Date to repay in full the outstanding principal and interest under each of the Topgolf Callaway Brands Term Loan Agreement and the Topgolf Credit Agreement, together with the related accrued interest and fees, prepayment fees and other transaction costs and expenses in connection with such refinancing and with the Term Loan Facility and the ABL Facility.

The Term Loans amortize at a rate per annum equal to 1.00% of the initial aggregate principal amount of Term Loans, payable quarterly, commencing with the quarter ending June 30, 2023. The remaining outstanding principal amount of the Term Loans is due and payable at maturity of the Term Loan Facility on March 16, 2030. The New Term Loan Agreement contains customary mandatory prepayment provisions. Prepayments of the Term Loans occurring within six months after the Closing Date in connection with a repricing transaction will be subject to a prepayment premium equal to 1.00% of the principal amount being prepaid, subject to certain customary exceptions.

The interest rate applicable from time to time to outstanding Term Loans under the Term Loan Facility will be, at the Company’s option, a rate per annum equal to:

(a) a term SOFR-based rate (“Term SOFR”) plus a 0.10% credit spread adjustment (and subject to a 0% floor), plus an applicable margin of 3.25% or 3.50%, depending on the company’s applicable Debt Rating (as defined below); and

(b) a base rate equal to the sum of (i) the greater of (A) the greater of the federal funds rate and the overnight bank funding rate published by the Federal Reserve Bank of New York, plus 0.50%, (B) Term SOFR for a one month interest period, plus 1% (and subject to a 1% floor), (C) the prime rate announced by Bank of America from time to time, and (D) 1%, plus (ii) an applicable margin of 2.25% or 2.50% depending on the Company’s applicable Debt Rating.

The Company’s “Debt Rating” is each of the corporate credit rating of the Company determined by S&P and the corporate family rating of the Company determined by Moody’s.

The New Term Loan Agreement contains customary representations and warranties and customary affirmative and negative covenants, including, among other things, restrictions on incurrence of additional debt, liens, dividends and other restricted payments, asset sales, investments, mergers, acquisitions and affiliate transactions. Events of default permitting acceleration under the New Term Loan Agreement include, among others, nonpayment of principal or interest, covenant defaults, material breaches of representations and warranties, bankruptcy and insolvency events, certain cross defaults or a change of control.

All obligations of the Company under the Term Loan Facility are jointly and severally guaranteed by its direct and indirect wholly-owned domestic subsidiaries, subject to certain customary exceptions (the “U.S. Guarantors”). The obligations and guaranties under the Term Loan Facility are secured by a security interest in substantially all assets of the Company and the U.S. Guarantors, with priority of the security interest of the Term Lenders and the ABL Lenders subject to the terms of a customary intercreditor agreement.

The foregoing description of the New Term Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the New Term Loan Agreement, a copy of which is expected to be filed as an exhibit to our Quarterly Report on Form 10-Q for the quarter ending March 31, 2023.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 is incorporated by reference in this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOPGOLF CALLAWAY BRANDS CORP.

Date: March 21, 2023	By:	/s/ Heather McAllister
Heather McAllister
Senior Vice President and General Counsel